UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 24, 2023 (February 17, 2023)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CLRD	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2023, Clearday, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) to issue an unsecured promissory note (the “Note”) to an institutional lender. We used the net proceeds of this financing to fund our operations.

On February 17, 2023, we entered into a Securities Purchase Agreement with an institutional lender (the “Lender”) to issue an unsecured promissory note (the “Note”) to the Lender. This Note provides for the proceeds to us of approximately $135,000 and provides for an original issue discount of $22,217 or 12%, resulting in a principal obligation of $172,217. We paid $15,000 in placement fees in connection with the issuance and sale of the securities to the Lender. The Note provides a one-time interest charge of 12% on such principal amount or $20,666 and a one year maturity. Monthly payments on the Note of the accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in ten (10) payments each in the amount of $19,288.30 (a total payback to the Holder of $192,883). The first such payment is due April 16, 2023 with nine (9) subsequent payments each month thereafter, which payments are subject to a 10 day grace period, or shorter if the payment date is not a business day.

The Note provides specified events of default (a “Event of Default”) including failure to timely pay the monetary obligations under the Note and such breach continues for a period of ten (10) days after written notice from the Noteholder’ a breach of covenants under the Note or the Securities Purchase Agreement that continues for a period of twenty (20) days after written notice by the Noteholder; breach of any representation and warranty in the Note or Securities Purchase Agreement; commencement of bankruptcy or similar proceedings; failure to maintain the listing of Clearday’s common stock on at least one of the Over-the-Counter markets such as the OTCQX; the failure of Clearday to comply with the reporting requirements of the Securities Exchange Act; Clearday’s liquidation, or a financial statement restatement by Clearday. Upon any Event of Default, the obligations under the Note will accrue interest at an annual rate of 22% and, if such Event of Default is continuing at any time that is 180 days after the date of the Note, provide the Noteholder the right and option to convert the obligations under the Note to shares of Clearday’s common stock. The price for any such conversion is equal to 75% (or a 25% discount) of the average of the five (5) lowest per share daily volume-weighted average price of Clearday’s common stock over the ten (10) consecutive trading days that are not subject to specified market disruptions immediately preceding the date of the conversion. The conversion right of the holder of the Note is subject to a customary limitation on beneficial ownership of 4.99% of Clearday’s common stock. Each of the Note and the Securities Purchase Agreement has other customary covenants and provisions, including representations and warranties, payment of brokers, and indemnification, that Clearday will not sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business without the consent of the holder of the Note and Clearday will maintain a reserve of authorized and unissued shares of common stock sufficient for full conversion of the obligations under the Note.

As additional consideration, we issued to the Lender a Common Stock Purchase Warrant (“Warrant”) to purchase 225,000 shares of our Common Stock at an exercise price per share of $0.75. The Warrant expires five years from March 16, 2023. The Warrant provides for customary “cashless” exercise of such Warrant and adjustments to the exercise price and shares underlying each warrant, including adjustment in the event of an issuance of common stock or deemed issuance of common stock at a price that is lower than the then exercise price on a “full rachet” basis.

Each of the Note and the Warrant was issued in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) thereof.

The foregoing descriptions of the Note, Warrant and the Securities Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of each such document, which is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Report, respectively, and are incorporated herein by reference.

On February 17, 2023, our subsidiary, AIU Alternative Care (“Innovative Care”), received a $50,000 loan by one of our directors, Alan Channing, and issued a convertible unsecured promissory note (the “Convertible Note”). The loan provides for a 12% per annum (1% per month) interest that accrues and is payable at the maturity of the loan or upon prepayment or conversion, if earlier. We also agreed to issue $5,000 of our common stock to this lender at the per share price of $0.75. This loan is due January 31, 2024. The principal and the accrued and unpaid interests of this loan may be converted into our shares of common stock by the lender at the per share price of $0.75, subject to appropriate adjustments for any stock splits, reverse stock splits mergers, consolidations or similar transactions (the “Loan Conversion Price”). We also have the right to convert the principal and the accrued and unpaid interest on the loan at the Loan Conversion Price upon certain events:

●	The issuance by Innovative Care or us or any of our other subsidiaries of any equity securities in one or more offerings with aggregate gross proceeds of at least $5 million;
●	The issuance by us or any of our subsidiaries of convertible debt securities that were issued with gross proceeds in an aggregate amount of at least $5 million;
●	The listing by us of our common stock to the New York Stock Exchange, the NYSE American or any tier of the NASDAQ market in connection with an offering of securities us or any of our subsidiaries in connection with any merger, consolidation or similar transaction with another person in which we are the surviving entity; or
●	The exchange of the shares of our common stock for the common stock or other security that is listed on the New York Stock Exchange, the NYSE American or any tier of the NASDAQ market in connection with any merger, consolidation or similar transaction with another person in which Clearday is not the surviving entity or in which Clearday becomes a subsidiary of such other person, including without limitation, any special purpose acquisition corporation.

Each of the Convertible Note and our shares of common stock was issued in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) thereof.

The foregoing descriptions of this loan and the Convertible Note are not complete and are qualified in their entirety by reference to the full text of each such document, which is filed as Exhibit 10.4 and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The disclosures set forth in Item 1.01 to this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Promissory Note dated February 17, 2023 in the principal amount of $172,217.
10.2	Common Stock Purchase Warrant issued February 17, 2023 for 225,000 shares of common stock
10.3	Securities Purchase Agreement, dated as of February 17, 2023, by and between Clearday, Inc. and Jefferson Street Capital LLC.
10.4	Form of the Convertible Promissory Note issued by AIU Alternative Care, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer
Dated: February 24, 2023